[SCANSOFT LOGO]                                                     NEWS RELEASE
                                                             FROM SCANSOFT, INC.

                                                           FOR IMMEDIATE RELEASE
CONTACTS:

RICHARD MACK                                                      JONNA SCHUYLER
ScanSoft, Inc.                                                    ScanSoft, Inc.
Tel: 978-977-2175                                              Tel: 978-977-2038
Email: richard.mack@scansoft.com              Email: jonna.schuyler@scansoft.com



           SCANSOFT ANNOUNCES THIRD QUARTER 2004 AND YEAR-END RESULTS

      Strong Results in Speech Offset by Underperformance in North American
                             Productivity Channels

PEABODY, MASS., NOVEMBER 15, 2004 - ScanSoft, Inc. (Nasdaq: SSFT), a global leader of speech and imaging solutions, today announced financial results for the third quarter and nine-month fiscal year ended September 30, 2004. ScanSoft reported third quarter 2004 revenue of $42.3 million, a 29 percent increase over third quarter 2003 revenue of $32.9 million. On a GAAP basis, ScanSoft recognized a third quarter 2004 net loss of $5.9 million, or $0.06 per basic share, compared with a net loss of $3.7 million, or $0.04 per basic share, in the third quarter of 2003.

In addition to using GAAP results in evaluating ScanSoft's business, management also believes it is useful to measure results using a non-GAAP measure of net income (loss), which excludes, as applicable, amortization of intangible assets, non-cash stock-based compensation, restructuring charges, expenses related to the restatement of SpeechWorks financial statements, and certain one-time transition costs associated with changing independent registered public accounting firms. See "GAAP to non-GAAP Reconciliation" below for further information on ScanSoft's non-GAAP measure.

Using this non-GAAP measure, ScanSoft recognized a net loss of $0.3 million, or breakeven per diluted share, compared with net income of $1.5 million, or $0.02 per diluted share, for the third quarter of 2003.

"ScanSoft experienced a solid performance in our speech business with strong revenue for network and embedded solutions that generated significant year-over-year growth," said Paul Ricci, chairman and CEO of ScanSoft. "These achievements were offset by an isolated, disappointing performance for our productivity applications in North American channels. We underestimated the impact of two significant productivity application launches that occurred in November and believe the shortfall was also the result of transitory issues in our channels and sales strategy. We believe we have taken the necessary steps to see resolution and improvement in the current quarter."

Highlights from ScanSoft's third quarter include:

- Strong Performance in Network Speech: ScanSoft experienced strong revenue from its network speech technologies, applications and professional services, benefiting from new or expanded agreements with AOL, Delta, MetLife, PayPal, Qwest, T-Mobile and Wal*Mart.

- Embedded Speech: ScanSoft launched its first packaged application for mobile devices - an application designed to make mainstream mobile phones accessible to the visually impaired - for which the company recently announced a U.S.-based agreement with Cingular and a global agreement with Vodafone. ScanSoft also continued to see strong performance from its automotive initiatives with new design wins at Volkswagen, Motorola, Daimler Chrysler, Ford and Renault.

- Building PDF Momentum: ScanSoft continued to expand its presence in delivering PDF products designed specifically for business environments. The company has successfully launched products into its channel network and has signed initial volume license agreements with more than 50 organizations worldwide, including Airbus, The Euro Tunnel, The Gillette Company, Lockheed Martin Space Systems, The National Institute of Health, Pfizer, Inc., Siemens and Wells Fargo.

- Enhanced Operations: As previously disclosed, in September ScanSoft appointed Jamie Arnold, a highly regarded professional who brings a wealth of experience in large software companies and strong financial and operational skills, as its new chief financial officer. Also, as previously disclosed, in October, ScanSoft named BDO Seidman, LLP as its new independent registered public accounting firm, adding an ideal blend of domestic, regulatory and international capabilities to assist ScanSoft during its growth.


For the quarter ended September 30, 2004, ScanSoft generated $3.5 million in cash flow from operations and exited the quarter with cash and marketable securities of approximately $47.7 million, compared to $45.0 million in Q2 2004.

"Over the course of the last three years, ScanSoft has grown considerably and completed a number of ambitious, decisive and strategic initiatives to expand our business and establish leadership in the speech market," added Mr. Ricci. "Today, I can say without hesitation that our speech business has never been stronger and that global demand among partners, enterprises and carriers has never been greater. In 2005, through continued investments in innovation and our comprehensive solutions portfolio, ScanSoft is well positioned to extend our leadership and capitalize on the many opportunities for growth."

This morning, ScanSoft announced it has signed agreements to acquire Phonetic Systems, Ltd., ART Advanced Recognition Technologies, Inc. and Rhetorical Systems Ltd. that upon closing will further accelerate its growth and extend its ability to deliver highly valued solutions in three key speech segments - Directory Assistance, Enterprise Speech Applications and Wireless Solutions.

ScanSoft is delivering on its strategy for a future where natural, human conversations will be the predominant way that people retrieve information and interact with automated systems. To achieve this, ScanSoft has recognized that speech applications need to become more dynamic, sound more natural, interact more conversationally, perform tasks on multiple devices and adapt to personal preferences. These acquisitions provide ScanSoft with an array of technologies, customers, partners and talented employees to help ScanSoft fuel its growth and propel the quality of speech applications throughout the world. Please see today's release titled "ScanSoft to Extend Leadership, Resources in High-Growth Speech Markets through Acquisitions of Phonetic Systems, ART and Rhetorical."

CHANGE IN FISCAL CALENDAR

On October 25, 2004, ScanSoft announced that its board of directors approved a change in the Company's fiscal year-end to September 30, 2004 from December 31, 2004. As a result of the change in fiscal year, ScanSoft will file a report on Form 10-KT covering the nine-month period ended September 30, 2004, in lieu of filing a separate quarterly report on Form 10-Q for the quarter ended September 30, 2004. The Form 10-KT will include audited financial statements and is scheduled to be filed in early January 2005.

INVESTOR CALL

In conjunction with this announcement, the Company will broadcast its quarterly conference call over the Internet this afternoon at 4:30 p.m. ET. An accompanying exhibit is available on the Investor Relations section of the Company's Web site.

Those who wish to listen to the live broadcast should visit the Investor Relations section of the Company's Web site at www.scansoft.com at least 15 minutes prior to the event and follow the instructions provided to ensure that the necessary audio applications are downloaded and installed.

The conference call can also be heard live by dialing (888) 428-4480 or (651) 291-0900 and referring to the conference name ScanSoft five minutes prior to the call. A replay of the call will be available within 24 hours of the announcement. To access the replay, dial (800) 475-6701 or (320) 365-3844 and refer to access code 752851.

ABOUT SCANSOFT, INC.

ScanSoft, Inc. (Nasdaq: SSFT) is a global leader of speech and imaging solutions that are used to automate a wide range of manual processes - saving time, increasing worker productivity and improving customer service. For more information regarding ScanSoft products and technologies, please visit www.scansoft.com.

                                       ###

Trademark reference: ScanSoft and the ScanSoft logo are registered trademarks or trademarks of ScanSoft, Inc. in the United States and other countries. All other company or product names mentioned may be the trademarks of their respective owners.

This press release contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements relating to the resolution of issues relating to our channel and sales strategy for productivity applications; future demand for, performance of, and opportunities for growth in ScanSoft's speech solutions and productivity applications; the growth of the speech industry and the demand for speech solutions; future revenue contributions from relationships with ScanSoft's partners; the continued strength of existing products, services and relationships as well as the introduction of new products, services and relationships; the market for ScanSoft's products; ScanSoft's strategic and operational plan; the impact of the pending acquisitions of Phonetic Systems, ART and Rhetorical Systems; statements relating to the magnitude, timing, effects, and any synergies that may result from the proposed acquisitions; the ability of ScanSoft to close the acquisitions and to realize the anticipated benefits from the acquisitions; and future prospects regarding product lines, sales channels and international operations. Such statements are based on current expectations that are subject to a number of risks and uncertainties, and actual results may differ materially. These risks and uncertainties include, without limitation, the following: difficulties with integrating product plans and operations of acquired businesses and the accounting effects of such acquisitions on ScanSoft's operating and financial results; fluctuations in demand for ScanSoft's existing and future products; economic conditions in the United States and abroad; ScanSoft's ability to control and successfully manage its expenses, inventory and cash position; the effects of competition, including pricing pressure; possible defects in products and technologies; risks associated with the acquisitions, including transaction costs and the related integration of operations; failure to obtain and retain expected synergies and difficulties with integrating product plans and operations of acquired businesses; and ScanSoft's dependence on OEM customers. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in ScanSoft's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2003, and its most recent quarterly reports on Form 10-Q. ScanSoft undertakes no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this document.

Third Quarter 2004 Financial Statements Follow - The attached unaudited financial statements have been prepared by management on a GAAP basis, except as noted, and are currently being audited by the Company's new independent registered public accounting firm.


                                 ScanSoft, Inc.
                 Condensed Consolidated Statements of Operations
                      (in 000's, except per share amounts)
                                    Unaudited

                                                              Three months ended           Nine months ended
                                                                 September 30,                September 30,
                                                           ------------------------      ------------------------
                                                              2004          2003           2004           2003
                                                           ---------      ---------      ---------      ---------

Product licenses                                           $  30,322      $  29,167      $  98,117      $  84,246
Professional services                                         11,997          3,783         33,104          4,283
                                                           ---------      ---------      ---------      ---------
  Total revenue                                               42,319         32,950        131,221         88,529

Costs and expenses:
  Cost of product licenses                                     3,615          3,387         10,633          9,573
  Cost of professional services                                8,078          3,381         22,743          6,070
  Cost of revenue from amortization of intangible assets       2,810          2,752          8,431          7,481
  Research and development                                     8,491          9,543         26,321         25,070
  Selling, general and administrative                         23,558         15,624         66,857         42,702
  Stock based compensation                                       451            104          1,301            155
  Amortization of other intangible assets                        664            662          1,967          1,446
  Restructuring and other charges                                 --          1,719            801          3,065
                                                           ---------      ---------      ---------      ---------

Total costs and expenses                                      47,667         37,172        139,054         95,562

Income (loss) from operations                                 (5,348)        (4,222)        (7,833)        (7,033)

Other income (expense), net                                     (251)           248             (6)           658
                                                           ---------      ---------      ---------      ---------

Income (loss) before income taxes                             (5,599)        (3,974)        (7,839)        (6,375)

Provision for income taxes                                       349           (243)         1,333            473
                                                           ---------      ---------      ---------      ---------

Net loss                                                   $  (5,948)     $  (3,731)     $  (9,172)     $  (6,848)
                                                           =========      =========      =========      =========

Net loss per share:  basic                                 $   (0.06)     $   (0.04)     $   (0.09)     $   (0.10)
                                                           =========      =========      =========      =========
Net loss per share:  diluted                               $   (0.06)     $   (0.04)     $   (0.09)     $   (0.10)
                                                           =========      =========      =========      =========

Weighted average common shares:  basic                       104,604         83,694        101,599         71,286
                                                           =========      =========      =========      =========
Weighted average common shares:  diluted                     104,604         83,694        101,599         71,286
                                                           ---------      ---------      ---------      ---------


                                 ScanSoft, Inc.
     Supplemental Condensed Consolidated Statements of Operations, Non-GAAP
                      (in 000's, except per share amounts)
                                    Unaudited

                                                    Three months ended          Nine months ended
                                                      September 30,                September 30,
                                                ------------------------      ------------------------
                                                   2004          2003            2004          2003
                                                ---------      ---------      ---------      ---------

Product licenses                                $  30,322      $  29,167      $  98,117      $  84,246
Professional services                              11,997          3,783         33,104          4,283
                                                ---------      ---------      ---------      ---------
        Total revenue                              42,319         32,950        131,221         88,529

Costs and expenses:
        Cost of product licenses                    3,615          3,387         10,633          9,573
        Cost of professional services               8,078          3,381         22,743          6,070
        Research and development                    8,491          9,543         26,321         25,070
        Selling, general and administrative        21,837         15,624         65,136         42,702
                                                ---------      ---------      ---------      ---------

Total costs and expenses                           42,021         31,935        124,833         83,415

Income from operations                                298          1,015          6,388          5,114

Other income (expense), net                          (251)           248             (6)           658
                                                ---------      ---------      ---------      ---------

Income before income taxes                             47          1,263          6,382          5,772

Provision for income taxes                            349           (243)         1,333            473
                                                ---------      ---------      ---------      ---------

Net income (loss)                               $    (302)     $   1,506      $   5,049      $   5,299
                                                =========      =========      =========      =========

Net income (loss) per share: basic              $   (0.00)     $    0.02      $    0.05      $    0.07
                                                =========      =========      =========      =========

Net income (loss) per share: diluted            $   (0.00)     $    0.02      $    0.04      $    0.06
                                                =========      =========      =========      =========

Weighted average common shares: basic             104,604         87,256        105,161         74,848
                                                =========      =========      =========      =========
Weighted average common and
  common equivalent shares: diluted               104,604         98,050        114,406         85,570
                                                =========      =========      =========      =========


                                 ScanSoft, Inc.
                      Condensed Consolidated Balance Sheet
                            (Unaudited, in thousands)

                                                      September 30,      December 31,
                         Assets                           2004              2003
                                                      ------------       -----------
Current assets:
         Cash and cash equivalents                     $ 22,930           $ 42,584
         Marketable Securities                            7,373                 --
         Accounts receivable, net                        36,850             40,271
         Receivable from related party                       --              2,133
         Prepaid expenses and other current assets        6,673              9,691
                                                       --------           --------
                      Total current assets               73,826             94,679

Goodwill, net                                           246,424            243,266
Long term marketable securities                          17,355                 --
Other intangible assets, net                             43,898             54,286
Property and equipment, net                               7,985              6,977
Other assets                                              4,330              2,732
                                                       --------           --------
Total assets                                           $393,818           $401,940
                                                       ========           ========


Liabilities and stockholders' equity

Current liabilities:
         Short term note payable                       $    457           $    904
         Accounts payable and accrued expenses           28,816             28,596
         Deferred revenue                                10,842             13,672
         Other current liabilities                        6,427              7,202
                                                       --------           --------
                      Total current liabilities          46,542             50,374
                                                       --------           --------
Long term portion of deferred revenue                       147                490
Long term note payable                                   27,700             27,859
Other long term liabilities                              17,478             19,991
                                                       --------           --------
Total liabilities                                        91,867             98,714

Stockholders' equity:                                   301,951            303,226
                                                       --------           --------

Total liabilities and stockholders' equity             $393,818           $401,940
                                                       ========           ========


                                 ScanSoft, Inc.
              Reconciliation of Supplemental Financial Information
                      (in 000's, except per share amounts)


                                    Unaudited

                                                                      Three months ended        Nine months ended
                                                                         September 30,            September 30,
                                                                    ----------------------    ----------------------
                                                                       2004        2003         2004         2003
                                                                    ---------    ---------    ---------    ---------

GAAP NET LOSS                                                       $  (5,948)   $  (3,731)   $  (9,172)   $  (6,848)
Cost of revenue from amortization of intangible assets                  2,810        2,752        8,431        7,481
Amortization of other intangible assets                                   664          662        1,967        1,446
Restructuring and other charges                                            --        1,719          801        3,065
Stock based compensation                                                  451          104        1,301          155
Costs associated with SpeechWorks restatement                           1,321           --        1,321           --
Redundant costs associated with change in Independent Accountants         400           --          400           --

                                                                    ---------    ---------    ---------    ---------
NON-GAAP NET INCOME (LOSS)                                          $    (302)   $   1,506    $   5,049    $   5,299
                                                                    =========    =========    =========    =========



Non-GAAP net income (loss) basic:                                   $   (0.00)   $    0.02    $    0.05    $    0.07
                                                                    =========    =========    =========    =========

Non-GAAP net income (loss) diluted:                                 $   (0.00)   $    0.02    $    0.04    $    0.06
                                                                    =========    =========    =========    =========

Shares used in computing non-gaap net income (loss) per share:

Weighted average common shares:  basic                                104,604       87,256      105,161       74,848
                                                                    =========    =========    =========    =========

Weighted average common and
common equivalent shares:  diluted                                    104,604       98,050      114,406       85,570
                                                                    =========    =========    =========    =========




This press release and the reconciliation contained herein disclose certain financial measures that may be considered non-GAAP financial measures because they exclude the amortization of intangible assets, non-cash stock-based compensation, restructuring charges, expenses related to the restatement of SpeechWorks financial statements, and one-time transition costs associated with changing independent registered public accounting firms. See "GAAP to non-GAAP Reconciliation" above for further information on ScanSoft's non-GAAP measure. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States. These non-GAAP financial measures are provided to enhance the user's overall understanding of our current financial performance and our prospects for the future. Management believes that these non-GAAP financial measures present a useful measure of our operating performance because they exclude identified non-cash and restructuring charges. Management uses these measures for evaluating historical performance and for forecasting and planning for future periods. These measures, however, should be considered in addition to, and not as a substitute for, or superior to, other measures of financial performance prepared in accordance with generally accepted accounting principles. The non-GAAP measures included in our press release have been reconciled to the nearest GAAP measure.